Exhibit 99.1

FOR IMMEDIATE RELEASE

GSE SYSTEMS ANNOUNCES CORPORATE ACTION

● Adoption of Stockholder Protection Rights Agreement
○ Acquisition threshold:  20%
○ Exercise Price:  $8.00
○ Expiration Date:  March 21, 2014

Sykesville, MD – March 21, 2011 - GSE Systems, Inc. (“GSE” or “the Company”) (NYSE Amex: GVP), a global energy services solutions provider, announced that its Board of Directors today adopted a Stockholder Protection Rights Agreement and declared a distribution of one Right on each outstanding share of the Company’s common stock to stockholders of record at the close of business on April 1, 2011.  The Rights Agreement was adopted to provide protection to the Company’s stockholders and to enable the Board to discharge its duties to all stockholders.  The Rights Agreement was not adopted in response to any specific proposal to acquire the Company.

In general, the Rights become exercisable if any person or group acquires 20% or more of the Company’s common stock.  The Rights are designed to cause dilution to any such acquiring person or group by permitting the holders of the Rights, other than such acquiring person or group, to purchase from the Company $16.00 of the Company’s common stock for $8.00, subject to certain exceptions.  Until the Rights become exercisable, they will not be evidenced by separate certificates and will trade automatically with shares of the Company’s common stock.  The Rights will expire on March 21, 2014, unless extended.

Jim Eberle, Chief Executive Officer of the Company, commented, “The Rights Agreement is intended to promote the fair and equal treatment of the Company’s stockholders and deter any potential coercive takeover tactics that could be used to deprive stockholders of the full, long-term value of their investment.  The Board is committed to acting in the best interests of all its stockholders.”

ABOUT GSE SYSTEMS, INC.

GSE Systems, Inc. provides a wide range of simulation and training solutions to the global energy (nuclear and non-nuclear) industry, and is the world leader in nuclear simulation.  The Company has over three decades of experience, more than 1,100 installations, and over 160 customers in 48 countries. Our software, hardware and integrated training solutions leverage proven technologies to deliver real-world business advantages to the energy, process, manufacturing and government sectors worldwide. GSE Systems is headquartered in Sykesville (Baltimore), Maryland, with offices in St. Marys and Augusta, Georgia; Tarrytown, New York; Madison, New Jersey; Chennai, India; Nyköping, Sweden; Stockton-on-Tees, UK; and Beijing, China. Information about GSE Systems is available via the Internet at http://www.gses.com.

FORWARD LOOKING STATEMENTS

We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as “expect,” “intend,” “believe,” “may,” “will,” “should,” “could,” “anticipates,” and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	The Equity Group Inc.
Jim Eberle	Devin Sullivan
Chief Executive Officer	Senior Vice President
GSE Systems Inc.	(212) 836-9608
(410) 970-7950	dsullivan@equityny.com

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